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                                                                    EXHIBIT 99.1

F R A N K L I N B A N C O R P, I N C.
-------------------------------------
N E W S R E L E A S E
24725 West Twelve Mile Road
Southfield, MI 48034                          For more information contact:
                                              Leonard Carleton
                                              Chief Financial Officer/Treasurer
                                              Franklin Bancorp, Inc.
                                              (248) 358-6483

                              FRANKLIN BANK, N. A.
                  ANNOUNCES APPOINTMENT OF DARLENE NOWAK-BAKER
                AS SENIOR VICE PRESIDENT - CHIEF LENDING OFFICER

Southfield, Michigan - March 2, 2004 (NasdaqNM:FBCP) Franklin Bancorp, Inc. (NASDAQNM: FBCP) and its operating subsidiary, Franklin Bank, N. A. headquartered in Southfield, Michigan, announce the appointment of Darlene A. Nowak-Baker as the Senior Vice President, Chief Lending Officer of Franklin Bank. In her role, Ms. Nowak-Baker will be responsible for the lending functions at Franklin Bank.

"We are proud to have Darlene head our commercial team. Throughout her career, Darlene has exhibited strong leadership skills combined with sound lending experience which will benefit the company and our customers", stated Craig L. Johnson, President and Chief Executive Officer of Franklin Bancorp.

Ms. Nowak-Baker previously spent seven years with Republic Bank, serving as Vice President, Commercial Loan Officer. Prior to that, Ms. Nowak-Baker spent ten years with Comerica Bank. Ms. Nowak-Baker brings over 17 years of experience working with commercial clients throughout the state. Ms. Nowak-Baker has a Bachelor of Science Degree in Business Administration from Central Michigan University.

As previously announced, Franklin Bancorp has entered into a definitive agreement to be acquired by First Place Financial Corporation (NASDAQ:FPFC), the holding company for First Place Bank headquartered in Warren, OH. Pending regulatory and shareholder approval, the merger is anticipated to close in the second quarter.

Franklin Bancorp serves as the holding company of Franklin Bank, National Association and is headquartered in Southfield, MI. Franklin Bank specializes in serving small and medium-sized business customers and their owners throughout the metropolitan Detroit area. Franklin Bank's executive offices, Business Center and one regional branch are located in Southfield, with additional regional branches in Birmingham, Troy and Grosse Pointe Woods. Visit Franklin's website at http://www.franklinbank.com

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The matters discussed in this press release contain forward-looking statements that involve risk and uncertainties. Words or phrases "will result," "expect," "are to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ, include, but are not limited to, changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national economy and changes in economic conditions of the Bank's market area and the other risks detailed from time to time in Franklin Bancorp's SEC reports, including Franklin Bancorp's report on Form 10-K for the year ended December 31, 2002 and quarterly reports on Form 10-Q. These forward-looking statements represent Franklin Bancorp's judgment as of the date of this report. Franklin Bancorp disclaims, however, any intent or obligation to update these forward-looking statements.




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